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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS


     The Annual Meeting of Stockholders shall be held each year at such time and on such date as the Board, the Chairman or the President may from time to time determine.

     Written notice of the Annual Meeting shall be given at least ten days prior to the date of such meeting to each stockholder whose name shall be registered as such upon the books of the Company, and such notice shall state the place, date and hour of the Meeting.

     Special meetings of the stockholders may be called on the order of the Chairman, the President or a majority of the Board of Directors. Such call shall be made by a written notice given at least ten days prior to the date of such meeting to each stockholder whose name shall be registered as such upon the books of the Company, and such call shall state the place, date and hour of the meeting, and the general nature of the business proposed to be transacted thereat; and no other business shall be transacted at such meeting.

     Annual and special meetings of stockholders shall be held at such places, within or without the United States, as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

     The attendance in person or by proxy of a majority in interest of all stockholders entitled to vote at any meeting, whether annual or special, shall be necessary to constitute a quorum at such meeting, and each stockholder shall be entitled, either in person or by proxy at any such meeting, to as many votes as he owns shares of stock in the Company, upon all matters that come properly before the meeting.

     Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Whenever, under the provision of these By-Laws, notice is required to be given to any stockholder, such provision shall not be construed to require personal notice; but the notice may be given by facsimile or by mail, to such stockholder, at such address as he or she may have registered with the Secretary of the Company or, in default of such registered address, then at his or her last known place of residence or business. Such notice shall be deemed to be given at the time when the same shall be sent via facsimile or mail.



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     Any stockholder may, at any time, waive any notice required to be given under the By-Laws or otherwise, either before or after the meeting or action with respect to which notice is waived.


                                   ARTICLE II

                              ELECTION OF DIRECTORS


     The stockholders at their annual meeting shall elect such number of directors, not less than three nor more than ten, as shall be determined by resolution of the Board of Directors and specified in the notice of meeting, and such Directors shall hold office until the next annual meeting of the stockholders and until others are duly chosen and qualified in their stead.

     To be eligible for election as a Director of the Company, a person must be less than 72 years of age and of sound mental health. Directors need not be stockholders.

     If election of Directors is not held at the annual meeting of stockholders, the Directors shall cause the election to be held at a special meeting of stockholders as soon thereafter as conveniently may be.

     The number of Directors may be increased at any time and from time to time by amendment of the By-Laws or by resolution of the Board of Directors. The number of Directors may be decreased at any time and from time to time (but never to a smaller number than three) by amendment of the By-Laws or by resolution of the Directors. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at any annual or at a special meeting of stockholders called for that purpose or by resolution of the Board of Directors. A Director elected by the Board to fill any such directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified.

     Any vacancy occurring through death, resignation, disqualification or otherwise, among the Directors of the Company, may be filled by the vote of a majority of the Directors in office. A Director elected by the Board to fill any such directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified.

     A Director of the Company may resign his or her office at any time by delivering his or her resignation in writing to the Company, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Any or all of the Directors may be removed by the stockholders for cause or without cause.


                                   ARTICLE III

                             POWERS OF THE DIRECTORS


     The Board of Directors shall manage the business and affairs of the Company and, in addition to the powers and authority expressly conferred upon them by the By-Laws, may exercise all such powers and do all such



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things as may be exercised or done by the Company subject, nevertheless, to the provisions of the applicable statutes, of the company's Articles of Incorporation, and of the By-Laws.


                                   ARTICLE IV

                              MEETINGS OF DIRECTORS


     The Board of Directors shall hold meetings at such places, within or without the United States, and at such time and on such date as the Chairman, the President or any two Directors may request. The Secretary shall give notice of each meeting of the Board by mailing the same at least five days before the meeting or by telephoning or faxing the same at least one day before the meeting to each Director.

     Whenever, under the provision of these By-Laws, notice is required to be given to any Director, such provision shall not be construed to require personal notice; but the notice may be given by facsimile or by mail, to such Director, at such address as he or she may have registered with the Secretary of the Company or, in default of such registered address, then at his or her last known place of residence or business. Such notice shall be deemed to be given at the time when the same shall be sent via facsimile or mail.

     Any Director may at any time waive any notice required to be given under the By-Laws or otherwise, either before or after the meeting or action with respect to which notice is waived. Attendance of a Director at a meeting shall constitute waiver of notice of the meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     The attendance of a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business; but a smaller number may meet and adjourn. When a vacancy or vacancies prevents a majority of the whole Board constituting a quorum, then a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board.

     Any Director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting.

     Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                    ARTICLE V

                               STANDING COMMITTEES


     Section 1. The Board may appoint a Investment Committee. If appointed, the Investment Committee shall consist of two or more Directors, to be appointed annually by the Board of Directors who shall appoint one of the members of such Committee as Chairman.



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     If appointed, the Investment Committee shall have authority to direct and control the investment of funds and the purchase and sale of securities by the Company. A majority of the members of such Committee shall constitute a quorum. The Investment Committee, or a quorum thereof, may act from time to time on the basis of written approval without a formal meeting. Regular meetings of the Committee shall be held quarterly at dates set by vote of the Committee. Special meetings may be called at any time at the request of any member.

     Section 2. The Board of Directors may appoint other committees which shall have such powers and perform such duties as from time to time may be prescribed by a majority of the Board. The Board shall have the power at any time to establish, fill vacancies in, to change the membership of, or to dissolve any committee. Action taken by any committee shall be reported at the meeting of the Board next succeeding such action.


                                   ARTICLE VI

                                    OFFICERS


     Section 1. Executive Officers. The Board of Directors will elect or appoint a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman and may designate Vice Presidents as Executive or Senior Vice Presidents, and may elect from time to time such other officers as it considers necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. Any person may hold two but no more than two offices, provided the same individual shall not hold the office of Treasurer and Controller. The Chairman, the Vice Chairman, if any, and the President shall be chosen from among the Directors.

     Section 2. Administrative Officers. The administrative officers of the Company shall be a Chief Actuary, a Controller and a General Counsel, who shall be appointed by the President and hold office for a period of time as prescribed by the President. Additional administrative officers may be designated and appointed by the President and the authorities and duties of all administrative officers shall be generally designated by the President.

     Section 3. Term of Office. The executive officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon thereafter as is conveniently possible. Additional executive officers may be elected from time to time. Unless otherwise provided in the resolution of election or appointment, the term of office of all executive officers shall be for one year and until their respective successors are duly chosen and qualified, but any executive officer may be removed, with or without cause, at any time by the Board of Directors.

     Section 4. Salaries. The salaries of the executive officers of the Company shall be fixed by the Board of Directors.

     Section 5. Duties and Responsibilities.

          (a) The Chairman shall be jointly responsible with the President for the establishment of corporate policies. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Company which may be authorized by the Board of Directors.

          (b) The Vice Chairman, if any, shall have such powers and perform such duties as the Chairman may delegate to him or her.


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          (c) The President shall have such powers and perform such duties as the Board of Directors and the Chairman may delegate to him or her. In the absence of the Chairman, the President shall exercise the functions and duties of the Chairman.

          (d) Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chairman or the President may from time to time prescribe. The Vice Presidents in the order of priority designated by the Chairman, the President or the Board of Directors, shall exercise the functions of the President in his or her absence. If no priority is designated, then by order of election.

          (e) The Treasurer shall have the custody and care of all the funds and securities of the Company, and shall deposit all funds to the credit of the Company in such institution or institutions as the Board of Directors may designate; he or she or an Assistant Treasurer or such other officer or officers or appointee or appointees as may be authorized by the Board of Directors shall endorse all instruments or documents requiring endorsement for or on behalf of the Company; he or she shall perform all acts incident to the position of Treasurer, subject to the control of the Board; he or she shall have such other powers and perform such other duties as the Board of Directors, the Chairman or the President may from time to time prescribe.

          (f) The Secretary shall keep the minutes of all meetings of the Board of Directors and of the Stockholders and shall attend to the giving of proper notices to Directors and stockholders; he or she or an Assistant Secretary or such other officer or officers or appointee or appointees as authorized by the Board of Directors may sign, with the President, all authorized contracts, instruments or documents in the name of the Company; he or she shall be the custodian of the seal of the Company and shall attest such seal when required; he or she shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors; he or she shall have custody of the stock registers and transfer books of the Company; he or she shall have such other powers and perform such other duties as the Board of Directors, the Chairman or the President may from time to time prescribe or as may be prescribed by these By-Laws.

          (g) The Chairman, or the Vice Chairman, if any, or the President or any Vice President, jointly with the Secretary, shall have power and is hereby authorized to do all acts and things necessary to comply with the laws of any state, territory, foreign government or other jurisdiction to secure the right of the Company to do or continue the business of insurance in such jurisdiction, and to act in the name of the Company to appoint from time to time such person or persons as may be necessary and under such terms and conditions as may be necessary, as the true and lawful attorney or attorneys of the Company in and for such jurisdiction upon whom all lawful processes of any description in any suit, action or proceeding against the Company may be served in like manner and with the same effect as if served upon the Company and as if the Company were organized under the laws of the jurisdiction for which such attorney or attorneys are appointed; and the Company hereby empowers and authorizes said officers for it and its name to agree that any lawful process against the Company which may be served on its attorneys so appointed shall be of the same legal force, effect and validity as if served on the Company.

          (h) In case of the absence or disability of any officer of the Company and of any persons hereby authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any Director, or any other person whom it may select.

     Section 6. Bonding of Officers. All officers shall be bonded under a blanket bond, upon undertaking the duties of their respective offices, with a surety company authorized to transact business in the state of Delaware, as surety, and in such sum as may be specified by resolution of the Board of Directors, conditioned for the faithful


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discharge of their duties. The Board of Directors may at any time, by resolution, increase or decrease the amount of bond as hereinabove provided.

     Section 7. Deaths, Resignations and Vacancies. An officer of the Company may resign his or her office at any time by delivering his or her resignation in writing to the Company, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Any vacancy occurring through death, resignation, disqualification or otherwise, among the Executive Officers of the Company, may be filled by the vote of a majority of the Directors in office. Any person so chosen shall hold office until the annual election of executive officers at the first meeting of the Board of Directors following the stockholders' annual meeting, or as soon thereafter as is conveniently possible.


                                   ARTICLE VII

                                     OFFICES


     The Company may have offices and transact business at such other place than its registered office in the State of Delaware as from time to time the business of the Company may require.


                                  ARTICLE VIII

                             INVESTMENTS AND MONEYS


     Investment of the funds of the Company and the purchase and sale of securities by the Company shall be made only as authorized or approved by the Board of Directors or the Investment Committee or by some other committee appointed by the Board of Directors and charged with the duty of supervising or making such investments, purchases or sales. All investments requiring registration shall be registered in the name of the Company except in such cases as the Board of Directors or the Investment Committee may specially direct otherwise.

     Securities representing the invested funds of the Company shall be placed for safekeeping in safe deposit vaults in the name of the Company, or pursuant to a custodian account, in such Banks, Trust or Safe Deposit Companies as shall be approved by the Board of Directors. Access to the vaults shall be in accordance with procedures approved by resolution of the Board of Directors and such resolution shall be effective upon a copy thereof being provided to the Bank, Trust or Safe Deposit Company in which the securities are held. In the event that the Board of Directors shall determine to establish a custodian account with a Bank or Trust Company and shall provide that all or any part of the securities now or hereafter representing the invested funds of the Company shall be delivered to such Bank or Trust Company approved by the Board of Directors; then, and in that event, such Bank or Trust Company shall hold such securities so delivered in the custodian account in accordance with the procedure and under the authority of the resolution approved by the Board of Directors.

     Any two of the following: the Chairman, Vice Chairman, if any, President, or any Vice President acting jointly, or any one of them acting jointly with any Vice President or the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer is authorized and empowered to sell, assign, exchange and transfer any and all

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shares of stock, bonds and other securities owned by or standing in the name of the Company, and to make, execute and deliver in the name and as the act of the Company under its corporate seal any and all instruments in writing necessary or proper to carry such sales, assignments, exchanges and transfers into effect, but the Board of Directors or the Investment Committee may from time to time adopt resolutions authorizing other methods for accomplishing same.

     The Chairman, or the Vice Chairman, if any, or the President or any Vice President or the Treasurer shall have authority to vote in person or by proxy any of the stock of any other company in which the Company may hold and to execute any and all consents or other documents relating to such stocks.

     Moneys received by the Company may be deposited to its credit in such Trust Companies or Banks as the Board of Directors may designate and checks thereon shall be signed by two officers, one of whom shall be the Chairman or the Vice Chairman, if any, or the President or Vice President; but the Board of Directors may from time to time adopt resolutions authorizing other methods for drawing checks, including the use of facsimile signatures, and such resolutions shall be effective upon a copy thereof being provided to the Trust Company or Bank upon which the check is drawn.


                                   ARTICLE IX

                                   FISCAL YEAR


     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Company shall be the calendar year.


                                    ARTICLE X

                                    DIVIDENDS


     Dividends may be declared and paid at such times as may be determined by the Board of Directors.

     Before declaring payment of any dividends or making any other distribution of the surplus or profits of the Company, the Directors of the Company may, according to their discretion, set aside such sum or sums as they think proper as a reserve fund to meet contingencies or to meet the statutory requirements of any State or country in which they may be transacting business, or for equalizing dividends, or for any other purpose which they shall think conducive to the interest of the Company.


                                   ARTICLE XI

                  STOCK CERTIFICATES, TRANSFER AND RECORD DATES


     All certificates of stock of the Company shall be signed by the Chairman or the Vice Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary.



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                                   ARTICLE XII

                               EMERGENCY AUTHORITY


     The Board of Directors, by resolution adopted by a majority of the whole Board, may make advance provision for the continuity and authority of the Company's management in the event of a major catastrophe or force majeure resulting in the loss or unavailability of members of the Board of Directors, whether by death, incapacity, isolation or otherwise, or in loss or unavailability of officers of the Company, and, in the event of such major catastrophe, the terms of any such resolution shall have the same effect as if included in these By-Laws and shall supersede the terms of these By-Laws to the extent that they may be inconsistent therewith.


                                  ARTICLE XIII

                         COMPENSATION OF DIRECTORS, ETC.


     The Directors shall receive such compensation for their services as Directors as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duty.

     Each member of the Investment or other committees, if any, and each alternate member thereof, if any, shall receive such compensation as may be deemed just and reasonable by a majority of the Board of Directors, which may be a fee for attendance at meetings or on an annual basis. No officers of the Company, however, shall be eligible to receive compensation for serving on any of the foregoing committees.


                                   ARTICLE XIV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Each Director or officer, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonably incurred by or imposed upon him or her, including legal fees, in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal or administrative, in which he or she may become involved as a party or otherwise, by reason of his or her being or having been a Director or officer of the Company.

     (1) Indemnity will not be granted to any Director or officer with respect to any claim, action, suit or proceeding which shall be brought against such Director or officer by or in the right of the Company, and

     (2) Indemnification for amounts paid and expenses incurred in settling such action, claim, suit or proceeding, will not be granted, until it shall be determined by a disinterested majority of the Board of Directors or by a majority of any disinterested committee or group of persons to whom the question may be referred by the Board, that said Director or officer did


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indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal, and that the payment of such costs, expenses, penalties or fines is in the interest of the Company, and not contrary to public policy or other provisions of law.

     The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Indemnification shall be made by the corporation upon determination by a disinterested majority of the Board of Directors or of a majority of any disinterested committee or group or persons to whom the question may be referred to by said Board, that the person did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal.

     The foregoing right to indemnity shall not be exclusive of any other rights to which such Director or officer may be entitled as a matter of law.

     The foregoing right to indemnity shall also extend to the estate of any deceased Director or officer with respect to any such claim, action, suit or proceeding in which such Director or officer or his or her estate may become involved by reason of his or her having been a Director or officer of the Company, and subject to the same conditions outlined above.


                                   ARTICLE XV

                                     BY-LAWS


     These By-Laws or any articles thereof may be altered, amended or repealed or further By-Laws may be adopted by a vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors, or by written consent, provided five days' notice in writing shall be given to each of the Directors of the proposed alteration, amendment or repeal of an existing By-Law or the proposed adoption of a new By-Law. Any By-Law made by the Directors under this Article may be altered, amended or repealed by the stockholders.



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